NATIONAL CITY CORPORATION                                             EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

                                                     Six Months Ended                      Year Ended December 31
                                                 -----------------------  ----------------------------------------------------------
(Dollars in Thousands)                               2001        2000        2000        1999        1998        1997        1996
------------------------------------------------ -----------------------  ----------------------------------------------------------

COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:

Income before income tax expense                  $1,102,089  $1,004,378  $1,971,892  $2,148,613  $1,647,277  $1,640,033  $1,441,787
Interest on non-deposit interest
  bearing liabilities                                697,729     843,202   1,671,187   1,277,054     998,753     738,923     611,741
Portion of rental expense deemed
  representative of interest                          17,500      17,520      34,825      30,567      30,397      27,597      25,053
                                                  ----------------------  ----------------------------------------------------------
Total income for computation
  excluding interest on deposits                   1,817,318   1,865,100   3,677,904   3,456,234   2,676,427   2,406,553   2,078,581

Interest on deposits                                 989,818     910,180   1,937,034   1,635,533   1,846,276   1,813,251   1,862,084
                                                  ----------------------  ----------------------------------------------------------
Total income for computation
  including interest on deposits                  $2,807,136  $2,775,280  $5,614,938  $5,091,767  $4,522,703  $4,219,804  $3,940,665
                                                  ======================  ==========================================================

Fixed charges excluding interest
  on deposits                                     $  715,229  $  860,722  $1,706,012  $1,307,621  $1,029,150  $  766,520  $  636,794
                                                  ======================  ==========================================================
Fixed charges including interest
  on deposits                                     $1,705,047  $1,770,902  $3,643,046  $2,943,154  $2,875,426  $2,579,771  $2,498,878
                                                  ======================  ==========================================================

Ratio excluding interest on
  deposits                                             2.54x       2.17x       2.16x       2.64x       2.60x       3.14x       3.26x
Ratio including interest on
  deposits                                             1.65x       1.57x       1.54x       1.73x       1.57x       1.64x       1.58x

COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits                  $1,817,318  $1,865,100  $3,677,904  $3,456,234  $2,676,427  $2,406,553  $2,078,581
                                                  ======================  ==========================================================
Total income for computation
  including interest on deposits                  $2,807,136  $2,775,280  $5,614,938  $5,091,767  $4,522,703  $4,219,804  $3,940,665
                                                  ======================  ==========================================================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                                 $  715,229  $  860,722  $1,706,012  $1,307,621  $1,029,150  $  766,520  $  636,794
Pretax preferred stock dividends                       1,372       1,385       2,065       2,691       3,357           -       6,197
                                                  ----------------------  ----------------------------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                               716,601     862,107   1,708,077   1,310,312   1,032,507     766,520     642,991

Interest on deposits                                 989,818     910,180   1,937,034   1,635,533   1,846,276   1,813,251   1,862,084
                                                  ----------------------  ----------------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                                 $1,706,419  $1,772,287  $3,645,111  $2,945,845  $2,878,783  $2,579,771  $2,505,075
                                                  ======================  ==========================================================

Ratio excluding interest on
  deposits                                             2.54x       2.16x       2.15x       2.64x       2.59x       3.14x       3.23x
Ratio including interest on
  deposits                                             1.65x       1.57x       1.54x       1.73x       1.57x       1.64x       1.57x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                            $  989,818  $  910,180  $1,937,034  $1,635,533  $1,846,276  $1,813,251  $1,862,084
  Interest on non-deposit interest
    bearing liabilities                              697,729     843,202   1,671,187   1,277,054     998,753     738,923     611,741
                                                  ----------------------  ----------------------------------------------------------
    Total interest charges                        $1,687,547  $1,753,382  $3,608,221  $2,912,587  $2,845,029  $2,552,174  $2,473,825
                                                  ======================  ==========================================================

Rental Expense:
  Building rental expense                         $   53,029  $   53,091  $  105,529  $   92,626  $   92,112  $   83,627  $   75,918
  Portion of rental expense deemed
    representative of interest                        17,500      17,520      34,825      30,567      30,397      27,597      25,053

Preferred Stock Charge:
  Preferred stock dividends                              892         900       1,342       1,749       2,182           -       4,028
  Pretax preferred dividends                           1,372       1,385       2,065       2,691       3,357           -       6,197